EXHIBIT 23.3







           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM


        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 2003 relating to the consolidated financial statements, which appears in EP MedSystems, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
January 13, 2005